MANAGEMENT SERVICES AGREEMENT


                                    BETWEEN


                    Clark E. Schneekluth, D.D.S., M.S., Inc.
                                   (the "PC")

                                      AND


                   Omega Orthodontics of Woodland Hills, Inc.
                                  (the "MSO")

                                      AND

                            Omega Orthodontics, Inc.
                                   ("OMEGA")

                         MANAGEMENT SERVICES AGREEMENT

                               TABLE OF CONTENTS


ARTICLE  1 TERM...............................................................2


ARTICLE  2 DUTIES OF THE MSO..................................................3
2.1 General...................................................................3
2.2 Orthodontic Office Services...............................................3
2.3 Administrative Services...................................................3
2.4 Business Systems, Procedures and Forms....................................4
2.5 Purchasing, Accounts Payable, Supplies and Inventory Control..............4
2.6 Regulatory Compliance Services............................................4
2.7 Billing, Collection.......................................................5
2.8 Disbursement of Funds.....................................................5
2.9 MSO Expenses..............................................................6
2.10 Credit Reports...........................................................6
2.11 Accounting; Bookkeeping and Reports......................................8
2.12 Marketing................................................................8
2.13 Complaints...............................................................8
2.14 Practice Laws............................................................8
2.15 Monthly Meetings.........................................................8
2.16 Maintenance and Cleaning Services........................................8
2.17 Licenses and Permits.....................................................9
2.18 Insurance................................................................9
2.19 Practice Transition and Associate Selection..............................9


ARTICLE  3 DUTIES OF THE PC..................................................10
3.1 General..................................................................10
3.2 Employment of the Orthodontists and Rendering of Patient Care............10
3.3 Professional Services....................................................11
3.4 Records..................................................................11
3.5 Professional Expenses....................................................11
3.6 Professional Liability Insurance.........................................12
3.7 Employment Agreement.....................................................12
3.8 Confidentiality..........................................................13

ARTICLE  4  PROFESSIONAL   SERVICES,   CONTROL  OF  SOLICITATION,   APPROVAL OF
ADVERTISING    MATERIAL    AND   NO    RECIPROCATION.........................13
4.1 Fundamental Understanding................................................13
4.2 No Solicitation; Control.................................................14
4.3 No Advertising...........................................................14
4.4 No Referrals.............................................................14

ARTICLE  5 LEASE OF OFFICE FACILITIES AND EQUIPMENT..........................14
5.1 Office Lease/Sublease....................................................14
5.2 Leasehold Improvements, etc..............................................15
5.3 No Warranty..............................................................16

ARTICLE  6 COMPENSATION......................................................16

ARTICLE  7 SECURITY INTEREST.................................................18

ARTICLE  8 COVENANTS.........................................................18
8.1 PC's Covenants...........................................................18
8.2 MSO's Covenants..........................................................19

ARTICLE 9 INSURANCE AND INDEMNITY............................................20
9.1 Insurance to be Maintained by the PC.....................................20
9.2 Insurance to be Maintained by the MSO....................................20
9.3 Tail Insurance Coverage..................................................20
9.4 Additional Insureds......................................................20
9.5 Indemnification..........................................................21

ARTICLE  10 TERMINATION......................................................21
10.1 Termination by the PC...................................................21
10.2 Termination by MSO......................................................22

ARTICLE  11 AUTHORIZED AGENT AND POWERS OF ATTORNEY..........................23

ARTICLE  12 INDEPENDENT CONTRACTOR RELATIONSHIP..............................24

ARTICLE  13 MISCELLANEOUS....................................................24
13.1 Access to Records.......................................................24
13.2 Patient Records.........................................................24
13.3 The PC's Control Over the Orthodontic Practice..........................25

ARTICLE 14 ALTERNATIVE DISPUTE RESOLUTION....................................25
14.1 Alternative Dispute Resolution..........................................25
14.2 Waiver of Jury..........................................................26

ARTICLE  15 GENERAL PROVISIONS...............................................26
15.2 INTENTIONALLY OMITTED...................................................27
15.3 Contract Modifications for Prospective Legal Events.....................27
15.4 Remedies................................................................27
15.5 No Obligation to Third Parties..........................................27
15.6 Entire Agreement........................................................27
15.7 Assignment..............................................................27
15.8 Attorneys' Fees.........................................................27
15.9 Governing Law...........................................................28
15.10 Events Excusing Performance............................................28
15.11 Compliance with Applicable Laws........................................29
15.12 Language Construction..................................................29
15.13 Amendments.............................................................29
15.14 Severability...........................................................29
15.15 No Waiver..............................................................29
15.16 Captions...............................................................29
15.17 Counterparts...........................................................29

SCHEDULE 1 THE ORTHODONTISTS

SCHEDULE 2 ORTHODONTIC OFFICES AND SERVICES

SCHEDULE 3 COMPENSATION - MANAGEMENT FEES

EXHIBIT A ORTHODONTIC OFFICES - MASTER LEASE

EXHIBIT B PRACTICE PROVIDERS

EXHIBIT C PC'S AFFIDAVIT

EXHIBIT D SECURITY AGREEMENT

                         MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT is made effective as of this 14th day of August, 1998, by and between Clark E. Schneekluth, D.D.S., M.S., Inc., a professional corporation (the "PC") incorporated under the laws of the State of California (the "State"), and Omega Orthodontics of Woodland Hills, Inc., a Delaware corporation (the "MSO"), and Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"). Collectively the foregoing shall be called the "parties" and individually called a "party".

WHEREAS, the parties have previously entered into a Management Services Agreement for the management of Dr. Schneekluth's orthodontic practice located at 511 Warner Avenue, Suite 104, Huntington Beach, California 92649 ("Original Orthodontic Office"); and

WHEREAS, the parties have determined that it would be to their mutual advantage to increase Dr. Schneekluth's orthodontic practice by each acquiring certain assets of Dr. Richard A. Levin's orthodontic practice located at 5251 and 5253 Lampson Ave., Garden Grove, California ("New Orthodontic Offices") and merging the Original Orthodontic Offices and the New Orthodontic Offices into one signal orthodontic practices with two separate and distinct locations (hereinafter know as the "Orthodontic Practices"); and

WHEREAS, the parties desire to enter into a new Management Services Agreement covering the Orthodontic Practices which shall supercede the previous management services agreement; and

WHEREAS, OMEGA provides professional management and marketing services to orthodontic and other dental specialty practices in the United States, which services include providing practice management systems, office space, equipment, furnishings and active administrative personnel necessary for the operation of such practices and are provided directly or indirectly through management service organizations such as the MSO; and

WHEREAS, OMEGA and Clark E. Schneekluth, D.D.S. ("Dr. Schneekluth") who is duly licensed to practice orthodontics in the State have entered into that certain Affiliation Agreement and Stock Purchase Agreement (the "Affiliation Agreement") dated as of August 14, 1998, pursuant to which OMEGA acquired certain stock and assets of Dr. Schneekluth; and

WHEREAS, OMEGA and Richard A. Levin, D.D.S. ("Dr. Levin") have entered into that certain Affiliation Agreement and Stock Purchase Agreement (the "Affiliation Agreement") dated as of August 14, 1998, pursuant to which OMEGA acquired certain assets of Dr. Levin; and

WHEREAS, the PC owns and operates an orthodontic practice with offices located in the facilities identified in Exhibit A (the "Orthodontic Offices") and furnishes orthodontic care to the general public through the services of Dr. Schneekluth and any and all other Orthodontists who are or become affiliated with the PC as of or following the date hereof and who are or become subsequently named on Schedule 1 hereto (individually, an "Orthodontist" and collectively, the "Orthodontists");

WHEREAS, the MSO was formed to provide equipment, facilities and personnel to, and to manage the non-orthodontic business affairs of, the PC;

WHEREAS, the MSO's services are designed to improve the efficiency and profitability of the PC while enhancing the ability of Dr. Schneekluth and the Orthodontists (if any) to render quality orthodontic care to the patients of the PC;

WHEREAS, the PC wishes to retain the MSO to perform the functions and to provide the services described in this Agreement to assist the PC to achieve the above goals.

NOW, THEREFORE, IT IS AGREED that the MSO shall perform managerial and administrative services for the PC and provide office space and orthodontic facilities appropriate for rendering general orthodontic treatment at the Orthodontic Offices upon the following terms and conditions:

                                   ARTICLE 1
                                      TERM

1.1 The initial term of this Agreement shall commence on the date first above written and continue for a period of twenty (20) years (the "Initial Term"), subject, however, to earlier termination in accordance with Article 10 hereof. This Agreement shall continue for two separate and successive ten year periods (each a "Renewal Term" and collectively with the Initial Term, the "Term") unless the MSO of the PC otherwise elects upon six months written notice to the other prior to expiration of the Initial Term or any then effective Renewal Term.

                                   ARTICLE 2
                               DUTIES OF THE MSO

2.1 General. The MSO shall provide the PC with comprehensive practice management, financial and marketing services, and such facilities, equipment, and support personnel as are reasonably required by the PC to operate its orthodontic practice at the Orthodontic Offices, as determined by the MSO in consultation with the PC. The PC hereby appoints the MSO as the sole and exclusive business manager of the PC and agrees that the MSO shall have all power and authority reasonably necessary to manage the non-orthodontic business affairs of the PC and carry out the MSO's orthodontic duties under this Agreement, subject to the requirements of the applicable provisions of State law relating to the practice of orthodontics and subject to consultation with the PC. The MSO may perform some or all of its services at a location other than at the Orthodontic Offices.

2.2 Orthodontic Office Services. The MSO shall provide or arrange for the provision of the services (collectively, the "Orthodontic Office Services") described in Schedule 2 hereto, as such Schedule may be amended by the PC and the MSO from time to time.

2.3  Administrative Services.

(a) The MSO shall supply secretarial, reception, maintenance, front office, skilled assistants and other personnel, except duly licensed "Practice Providers," during normal office hours as reasonably requested by the PC, to enable the PC to perform effectively orthodontic and treatment services. The MSO shall be responsible for staff scheduling, provided, however, that all Practice Providers including orthodontic assistants and hygienists shall at all times be under the direct supervision of the PC. The PC shall have sole authority to employ and terminate the employment of all Practice Providers. All personnel placed in the Orthodontic Offices by the MSO shall be subject to the approval of the PC, which approval shall not be unreasonably withheld, and the PC shall have the authority to instruct the MSO to terminate the employment of such personnel for any lawful reason. The MSO shall be responsible for all personnel wages, withholding, fringe benefits, bonuses and workers' compensation insurance in connection with its employees; provided, however, that the PC is in full compliance with the compensation provisions of this Agreement.

(b) "Practice Providers" shall mean the individuals who are duly licensed to practice dentistry and/or orthodontics in the State including Dr. Schneekluth and the Orthodontists (if any) and other individuals who are employees of the PC or otherwise under contract with the PC to provide dental or orthodontic, services to patients of the PC or otherwise required by applicable "Laws" (as defined in Section 2.6 below) to be employees of the PC to provide services to patients of the Practice. A list of all Practice Providers and their relationship to the PC is set forth as Exhibit B attached hereto and incorporated herein by reference. Prior to making any changes in the list of Practice Providers, the PC shall use its best efforts to consult with the MSO. The PC also shall use its best efforts to consult with the MSO with regard to the terms of contracts entered into between the PC and the Practice Providers and the terms and conditions of their employment or engagement as independent contractors.

2.4 Business Systems, Procedures and Forms. In consultation with the PC, the MSO shall establish standardized business systems and procedures for the PC, including, but not limited to, patient scheduling systems, treatment records system, financial reporting and process control systems and patient communication management systems (the "OMEGA Patient Scheduling System") that are designed to improve the PC operating efficiency. The MSO shall analyze such information on an ongoing basis in order to advise the PC on ways of improving operating efficiencies. The MSO shall provide training to the staff of the PC in the implementation and operation of such standardized business systems and procedures. The MSO shall additionally provide the PC with and train the PC's staff in the use of standardized clinical forms, including, without limitation, forms for patient evaluations and treatment plans. The PC expressly acknowledges and agrees that it shall have no property rights in the OMEGA Patient Scheduling System and the other foregoing systems, procedures and clinical forms, and further agrees that such systems, procedures, and forms shall be deemed to constitute Confidential Information within the meaning of Section 3.8 hereof and be subject to the restrictions on the use, appropriation, and reproduction of such Confidential Information provided for in Section 3.8.

2.5 Purchasing, Accounts Payable, Supplies and Inventory Control. The MSO shall be responsible for and shall establish and maintain systems for the handling and processing of all purchasing and payment activities and for the performance of all payroll and payroll accounting functions of the PC. The MSO shall order and purchase and maintain all inventory and orthodontic supplies as reasonably required by the PC to enable the PC to render orthodontic care to its patients including, all orthodontic appliances and other supplies, laboratory supplies and sanitation supplies.

2.6 Regulatory Compliance Services. The MSO shall arrange for or cause to be rendered to the PC such business, legal and regulatory management consultation and advice as may be reasonably required or requested by the PC and directly related to the non-orthodontic operations of the PC or its compliance with Federal, state or local laws, rules, regulations or interpretations governing or applicable to the PC (collectively, "Laws"); provided, however, that the MSO shall not be responsible for any services related to malpractice or other professional service claims or other matters not directly related to services provided by the MSO hereunder or its compliance with Laws, or for any legal or tax advice or services or personal financial services to Dr. Schneekluth and the Orthodontists (if any) or any employee or agent of the PC.

2.7 Billing, Collection. The MSO shall be responsible for: (i) billing and collecting payments for all orthodontic and other professional services rendered by the PC and the Practice Providers, with all such billing and collecting to be done in the name of the PC; (ii) receiving payments from patients, insurance companies and all other third party payors; (iii) taking possession of and endorsing in the name of the PC any notes, checks, money orders, insurance payments and other instruments received in payment for services or of accounts receivable; and (iv) settling and compromising claims and, where deemed appropriate by the MSO and consented to (which consent shall not be unreasonably withheld or delayed) by the Practice Provider rendering the professional services which resulted in the applicable accounts receivable, assigning such accounts receivable to a collection agency or the bringing of a legal action against a patient or a payor on the PC's behalf. In seeking payments on behalf of the PC hereunder, the MSO shall act as the PC's agent in billing and collecting professional fees, charges and other accounts owed to the PC and shall only bill under the PC's provider number. In this regard, the PC appoints the MSO for the Term of this Agreement in accordance with the provisions of
Article 11 hereof as its true and lawful attorney-in-fact for the purposes set forth above in this Section 2.7 and in Section 2.8 below. The MSO does not guarantee collection and is not responsible for any loss to the PC as a result of any inability to collect fees and charges.

2.8  Disbursement of Funds.

(a) All monies collected for the PC by the MSO pursuant to Section 2.7 above shall be deposited into an account (the "the PC Account") with a bank whose deposits are insured with the Federal Deposit Insurance Corporation and which bank is acceptable to the MSO and the PC (the "Bank"). The PC Account shall contain the name of the PC, however, only the MSO shall be entitled to make all disbursements therefrom. The MSO shall account for all monies so disbursed from the PC Account.

(b) From the funds collected and deposited by the MSO or Dr. Schneekluth in the PC Account, the MSO shall make for and on behalf of the PC the following disbursements promptly, when payable:

         (1) Compensation, including salaries, benefits and other direct costs payable to Dr. Schneekluth and the Orthodontists (if any) and the other Practice Providers of the PC, and all withholding taxes and assessments payable to Federal, state and local governments in connection with the employment of such personnel; and

         (2) All compensation payable to the MSO pursuant to Article 6 hereof.

(c) In the event the funds in the PC Account will, at any time be insufficient to cover the current portion of the foregoing expenses when payable, the MSO may, at its option and in accordance with the terms set out in Schedule 3. of this Agreement, advance to the PC the necessary funds to pay the current portion of such expenses for the benefit of the PC, which advances will be deemed to be loans to the PC to be repaid from the PC Account in accordance with Schedule 3. of this Agreement or upon such other terms and at such times as agreed to by the PC and the MSO, which indebtedness shall not be deemed an MSO Expense for purposes of Section 2.9.

2.9 MSO Expenses. The MSO shall be responsible for the payment (whether received pursuant to Section 2.8(b)(2) hereof or from other sources unrelated to the PC) of all MSO Expenses, as defined below, during the term of this Agreement without reimbursement by the PC, unless otherwise agreed to by the parties hereto.

(a) "MSO Expenses" shall mean such operating and non-operating expenses incurred by the MSO, and approved by the PC, in performing its services, including, without limitation:

         (1) Salaries, benefits and other direct costs of all employees of the MSO providing services to the PC hereunder (but excluding Dr. Schneekluth and all the Orthodontists (if any) and other Practice Providers);

         (2) Direct costs associated with operating the Orthodontic Offices, including without limitation, utilities, cleaning and maintenance, including maintenance of the interior, exterior and grounds of the Orthodontic offices as provided in the Master Lease;

         (3) Obligations of the MSO under leases or subleases entered into in connection with the operation of the Orthodontic Offices as well as utility expenses relating to the Orthodontic Offices;

         (4) Personal property and intangible taxes assessed against the MSO's assets used in connection with the operation of the Orthodontic Offices, including furnishing of a mutually agreed upon orthodontic software package to the PC, commencing on the date of this Agreement;

         (5) In the event an opportunity arises for additional Orthodontists to become employed by the PC or other orthodontic entities to merge with the PC, actual out-of-pocket expenses of the MSO personnel working on a specified employment arrangement or merger, whether or not such employment arrangement or merger is consummated;

         (6) The MSO shall pay for reasonable practice promotion(s), such as advertising, which the MSO and Dr. Schneekluth mutually agree upon;

         (7) Other expenses incurred by the MSO in carrying out its obligations under this Agreement, but excluding any corporate overhead costs of the MSO or any corporation affiliated with the MSO not specifically listed above.

"MSO Expenses" shall not include:

         (1) Any Federal, state or local income taxes of the PC, Dr. Schneekluth and the Orthodontists (if any) and the other Practice Providers, or the costs of preparing Federal, state or local tax returns thereof;

         (2) Salaries, benefits and other direct costs of employing Dr. Schneekluth and the Orthodontists (if any) and the other Practice Providers;

         (3) Physician licensure fees, board certification fees and costs of membership in professional associations and societies for Practice Providers;

         (4) Professional liability insurance for the Practice Providers as provided for under Section 3.6 hereof;

         (5) Costs of continuing professional education for Practice Providers, including travel and related expenses, unless such are programs of or mandated by OMEGA;

         (6) Costs associated with legal, accounting and professional services incurred by or on behalf of the PC;

         (7) Liability judgments assessed against the PC or the Practice Providers in excess of policy limits or within the deductible limits of any policy;

         (8) Direct personal expenses of the Practice Providers of a kind which the PC may have historically provided or charged to its Practice Providers (including, but not limited to, car allowances and other expenses which are personal in nature);

         (9) Charitable contributions by the PC; and

         (10) Any other expenses which are expressly designated herein as expenses or responsibilities of the PC.

2.10     INTENTIONALLY BLANK

2.11 Accounting; Bookkeeping and Reports. The MSO shall provide for or arrange for all accounting and bookkeeping services related to the PC's operations, provided that such services are incurred in the ordinary course of business. In addition, the MSO shall provide the PC with an unaudited internal monthly statement within twenty (20) days after the end of each month and a quarterly review within thirty (30) days after the end of each quarter, respectively, of the MSO's internal statements, as well as the books and records of the PC, all prepared by or with the assistance of an accountant chosen by the MSO. At the end of each fiscal year of the PC, the MSO shall arrange for a financial statement with respect to the PC to be prepared by the MSO's accountant. At the PC's request, the MSO shall prepare reports indicating the gross revenues, number of patients, type of patients, and the activity and the productivity of the PC. The MSO shall assist and advise the PC in the financial management of the PC.

2.12 Marketing. The MSO shall design and execute a marketing plan to promote the PC's professional services. The MSO shall also make available to the PC all brochures, contracts, and other materials reasonably related to the carrying out of the business purposes of the PC, including all stationery, printing and postage costs in connection therewith. In connection with such marketing plan, the MSO shall advise Dr. Schneekluth and the Orthodontists (if any) on establishing and maintaining a plan for patients' payments for orthodontic services on an installment plan basis. All marketing activities hereunder shall be conducted in compliance with all applicable Laws governing advertising by the orthodontic profession.

2.13 Complaints. The MSO shall assist the PC in handling all complaints, grievances and disputes involving the PC and the Practice Providers and any patients or third parties. However, the MSO shall have no control over the PC's patients. All decisions concerning the PC's patients shall be made by the PC and the Practice Providers.

2.14 Practice Laws. Notwithstanding any provision in this Agreement, the MSO shall not take any action in connection with the services to be rendered hereunder that violates any Law, including, without limitation, the performance of any task or the taking of any action which violates the Business and Professions Code of the State as it relates to professional orthodontic practices.

2.15 Monthly Meetings. The MSO shall initiate monthly or more frequent meetings with the PC regarding the policies and procedures for the operation of the PC.

2.16 Maintenance and Cleaning Services. The MSO shall arrange for security, maintenance and cleaning of the Orthodontic Offices, including the furniture, fixtures and equipment therein.

2.17 Licenses and Permits. The MSO shall provide and pay for all business and other licenses and permits as necessary to operate the PC except those related to licensure and certifications of the Practice Providers. The MSO shall prepare and file all reports, forms and returns required by Law in connection with workers' compensation, unemployment insurance, social security and other similar Laws with respect to the MSO's employees.

2.18 Insurance. The MSO shall provide and pay for customary office property damage and liability, including business interruption insurance, but not including professional liability insurance (which shall be and remain the responsibility of the PC).

2.19 Practice Transition and Associate Selection. Dr. Schneekluth and the Orthodontists (if any) shall keep the MSO informed of retirement goals on an ongoing basis; provided, however, that Dr. Schneekluth shall, at a minimum, continue as a full time employee of the PC, actively engaged in the practice of orthodontics, for a period of ten (7) years following the date of this Agreement. Dr. Schneekluth may, after a period of five (5) years following the date of this Agreement, notify the MSO of his intent to retire. Upon receiving such notice, the MSO shall have a period of two (2) years to conduct a search for an appropriate Orthodontist and other professionals (collectively, "Practice Associates") who will assume the MSO Agreement. Such search shall include use by the MSO of a national journal advertising program and networking in the profession to locate appropriate Practice Associates. If at the end of such two
(2) year period the MSO has been unable to find a replacement who will undertake the practice and the MSO Agreement, then the MSO and Dr. Schneekluth shall work together for a period of one (1) year to find an Orthodontist who will purchase the practice valued as if it were a traditional (i.e. not operated with a MSO) practice holding both the clinical and non-clinical assets. At the end of such one (1) year period, the MSO shall sell the practice to the highest offer made by a bona fide purchaser.

The MSO will provide screening of all applicants and will then present appropriate applicants for final selection by the PC. The PC shall be responsible for interviewing and selecting each Practice Associate.

After the Practice Associate(s) is (are) selected by the PC, the MSO will assist the PC with a trial plan of approximately six months for the new Practice Associate(s). It is understood that at the end of this period either the PC or the new Practice Associate may terminate the relationship. All such Practice Associates recruited by the MSO as may be accepted by the PC shall be employees of the Practice (if so employed) and not of the MSO. The MSO will confer with the PC on an appropriate salary/work-in arrangement for the new Practice Associate and the final arrangements shall be determined by the PC.

2.20 Management Contract Buy Out Option. The PC shall be granted the option to buy out this Agreement at the conclusion of the fifth year after the effective date of this Agreement (August 14, 2003) (hereinafter known as the "Option Date"). The PC must give notice of its intent to exercise such option no later than six (6) months prior to the Option Date. In the event notice is not given at such time, the option shall lapse and become non-exercisable. The aforementioned option shall become effective at the conclusion of the tenth year after the effective date of this Agreement (August 14, 2008) (hereinafter the "Second Option Date"). The PC must give notice of its intent to exercise such option no later than six (6) months prior to such Second Option Date. The foregoing process shall be repeated in five-year increments commencing five years after the Second Option Date.

In the event the PC validly exercises its option to buy out this Agreement, the buy out price for this Agreement shall be the greater of the following:

1. The undepreciated book value of all of the tangible and intangible assets of the practices; or

2. Seventy six (76%) percent of the average of the following:

a. The previous twelve (12) months gross collection for the practices b. The previous twelve (12) months production of the practices. c. Two hundred fifty (250%) percent of the net profits of the practices.

                                   ARTICLE 3
                                DUTIES OF THE PC

3.1 General. The PC shall be responsible for the operation of its practice and the Orthodontic Office, in accordance with the requirements of the Laws of the State.

3.2 Employment of the Orthodontists and Rendering of Patient Care. The PC shall be responsible for the employment and professional supervision of Dr.
Schneekluth and all Orthodontists and the other Practice Providers and all orthodontic care rendered to patients shall be rendered by Dr. Schneekluth and such Orthodontists. Additionally, the PC shall be solely responsible for the professional supervision of all other Practice Providers in their rendering of patient care.

3.3 Professional Services. The PC shall use and occupy the Orthodontic Offices designated on Schedule 2 hereof exclusively for the practice and rendering of orthodontic services, and shall comply with all applicable Laws and all standards of orthodontic care. It is expressly acknowledged by the parties that the orthodontic practice conducted at the Orthodontic Offices shall be conducted solely by Dr. Schneekluth and the Orthodontists and the other Practice Providers acting under the supervision and control of Dr. Schneekluth and the Orthodontists (if any), and no other Orthodontist shall be permitted to use or occupy the Orthodontic Offices. The PC shall provide professional services to patients hereunder in compliance at all times with ethical standards and Laws applying to the orthodontic profession. The PC shall ensure that Dr. Schneekluth and each Orthodontist who provides orthodontic services to patients is licensed by the State. In the event that any disciplinary, medical malpractice or other actions are initiated against Dr. Schneekluth or any Orthodontist or other Practice Provider, the PC shall immediately inform the MSO of such action and the underlying facts and circumstances subject to such confidentiality agreement or arrangements as the PC and the MSO shall mutually determine at or prior to the time of such disclosure. The PC agrees to cooperate with and participate in quality assurance/utilization review programs established by the MSO or mandated by accreditation and licensure standards applicable to the practice of orthodontics. Deficiencies discovered in the performance of any personnel or in the quality of professional services shall be reported immediately to the MSO, and appropriate steps shall be taken by the PC at once to remedy such deficiencies.

3.4 Records. The PC will keep or cause to be kept accurate, complete and timely dental and other records of all patients. The management of all dental and patient files and records shall comply with all applicable Laws regarding their confidentiality and retention and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices. Such records shall be sufficient to enable the MSO, on behalf of the PC, to obtain payments for services and related charges and to facilitate the delivery of quality patient care by the PC. Notwithstanding the foregoing, patient dental records shall be and remain the property of the PC and the contents thereof shall be solely the responsibility of the PC.

3.5 Professional Expenses. The PC shall be solely responsible for the cost of professional licensure fees and board certification fees, membership in professional associations and continuing professional education incurred by each Orthodontist and other Practice Provider employed by the PC. The PC shall ensure that Dr. Schneekluth and all the Orthodontists employed by the PC participate in such continuing education as is necessary for Dr. Schneekluth and such the Orthodontist to remain current.

3.6 Professional Liability Insurance. The PC shall provide, or arrange for the provision of, and maintain throughout the Term of this Agreement, professional liability insurance coverage in accordance with the provisions of Article 9 hereof. The PC shall also cooperate in any programs recommended by the MSO to assure that each of its Orthodontists is insurable, and that Dr. Schneekluth and each Orthodontist participates in an on-going risk management program.

3.7 Employment Agreement. The parties recognize that the services to be provided by the MSO are feasible only if the PC operates an active orthodontic practice to which it, Dr. Schneekluth and each Orthodontist associated with the PC devote their full time and attention (which shall mean an average of not less than sixteen (16) full days per month), unless other specific provisions are made in writing and mutually agreed upon by the MSO and PC. The PC will cause Dr. Schneekluth and each individual full-time Orthodontist who now is or hereafter becomes affiliated with the PC to enter into a written employment agreement (the "Employment Agreement") satisfactory in form and substance to the MSO, pursuant to which Dr. Schneekluth or the Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the PC and the MSO, at any office or facility other than the Orthodontic Office. In addition, such Employment Agreement shall provide by its own terms or by a separate agreement that if Dr. Schneekluth's or such Orthodontist's employment shall terminate for any reason (other than a material breach of this Agreement by the MSO or OMEGA) during the Term of this Agreement, for a period of 18 months after the termination of Dr. Schneekluth's or such Orthodontist's Employment Agreement with the PC, Dr. Schneekluth or such Orthodontist shall agree not to establish, operate or provide orthodontic or dental services, without the prior written consent of both the PC and the MSO, at any office practice or facility whatsoever providing services similar to those provided by the PC at any orthodontic office within a ten (10) mile radius. Such Employment Agreement (or separate agreement) shall also provide, among other things, that in the event of a breach of Dr. Schneekluth's or the Orthodontist's agreement not to compete with the PC provided for in such Employment Agreement (or separate agreement), the MSO shall be entitled to receive, in addition to other remedies and not by way of an election of remedies, liquidated damages equaling the greater of: (a) Dr. Schneekluth's or such Orthodontist's income, as shown on the W-2 form prepared by the PC, for the most recent calendar year; or (b) Thirty (30%) percent of the preceding years Gross Practice Revenues. Such payment shall be made to the MSO by the PC immediately following receipt of the payment from Dr. Schneekluth or the breaching Orthodontist by the PC. Each of the MSO and OMEGA shall be expressly named as a third-party beneficiary to such agreements between the PC and Dr. Schneekluth and each Orthodontist and the rights and remedies of the MSO and OMEGA thereunder or otherwise in respect of the restrictive covenants set forth in such agreements shall survive termination of this Agreement.

3.8 Confidentiality. The PC agrees and acknowledges that all materials defined as "Confidential Information" in paragraph 10.7 of the Affiliation Agreement constitute "Confidential Information" and are disclosed in confidence and with the understanding that it constitutes valuable business information developed by the MSO with the assistance of OMEGA at great expenditures of time, effort and money. The PC further agrees that it shall not, directly or indirectly, without the express prior written consent of the MSO, use or disclose such Confidential Information for any purpose other than in connection with the services to be rendered hereunder. The PC further agrees (i) to keep strictly confidential and hold in trust all Confidential Information and not disclose such Confidential Information to any third party (except Dr. Schneekluth and his partners, employees and professional advisors on a "need to know" basis) without the express prior written consent of the MSO; and (ii) to impose this obligation of confidentiality on Dr. Schneekluth and his partners, employees and professional advisors. The PC acknowledges that the disclosure of Confidential Information to it by the MSO is done in reliance upon its representations and covenants in this Agreement. Upon expiration or termination of this Agreement by either party for any reason whatsoever, the PC shall immediately return and shall cause Dr. Schneekluth and his partners, employees and professional advisors to immediately return to the MSO all Confidential Information, and the PC will not, and will cause Dr. Schneekluth and his partners, employees and professional advisors not to, thereafter use, appropriate, or reproduce such Confidential Information. The PC further expressly acknowledges and agrees that any such use, appropriation or reproduction of any such Confidential Information by any of the foregoing after the expiration or termination of this Agreement will result in irreparable injury to the MSO and OMEGA, that the remedy at law for the foregoing would be inadequate, and that in the event of any such use, appropriation, or reproduction of any such Confidential Information after the termination or expiration of this Agreement, the MSO and OMEGA, in addition to any other remedies or damages available to either or both of them, shall be entitled to injunctive or other equitable relief without the necessity of proving actual damages but such rights to relief shall not preclude the MSO and OMEGA from other remedies which may be available to either or both of them hereunder.

                                   ARTICLE 4
                PROFESSIONAL SERVICES, CONTROL OF SOLICITATION,
             APPROVAL OF ADVERTISING MATERIAL AND NO RECIPROCATION

4.1 Fundamental Understanding. A fundamental understanding between the parties hereto is that the rendering of orthodontic services shall be separate and independent from the provision of administrative, management and support services by the MSO. Thus, the PC shall have sole and absolute control of the delivery of all professional services and treatment rendered to patients at the Orthodontic Offices.

4.2 No Solicitation; Control. No employee or other representative of the MSO shall be engaged in, or allowed to solicit patients on behalf of, the PC, nor shall the MSO have any control over the PC's patients.

4.3 No Advertising. No advertising or promotional materials, or other materials of any nature, including billing and collection forms, reports, agreements, correspondence, or similar materials, used in connection with the PC shall be used or distributed without having first been approved by the PC.

4.4 No Referrals. The parties hereby acknowledge and agree that the benefits conferred upon each of them hereunder neither require nor are in any way contingent upon the admission, recommendation, referral, or any other arrangement for the provision of any item or service offered by the MSO to any patients of the PC or its shareholders, officers, directors, employees, contractors or agents, nor are such benefits in any way contingent upon the recommendation, referral or any other arrangement for the provision of any item or service offered by the PC or any of its Practice Providers, employees, contractors or agents.

                                   ARTICLE 5
                    LEASE OF OFFICE FACILITIES AND EQUIPMENT

5.1 Office Lease/Sublease. In consideration of the sums to be paid to the MSO under the terms of this Agreement, the MSO hereby leases or sub-leases, as applicable, to the PC during the Term of this Agreement the Orthodontic Offices, and the leasehold improvements and fixtures, furniture and equipment at the Orthodontic Offices as listed from time to time on Schedule 2 attached hereto and incorporated herein by this reference, under the following terms and conditions:

                  (a) The MSO is the lessee by assignment under the leases for the premises occupied by the PC (collectively, the "Master Leases") a copy of which is attached hereto as Exhibit A and incorporated herein by this reference. The PC hereby acknowledges that the premises described under the Master Leases are suitable for the PC's orthodontic practice. Based and contingent upon the PC's promise to timely pay all amounts due under this Agreement, the MSO hereby agrees to sublease the leased premises to the PC upon the following terms and conditions:

                    (i) This sublease between the MSO and the PC of the premises shall be subject to all of the terms and conditions of the Master Lease. In the event of the termination of the MSO's interest as lessee under the Master Lease for any reason, then the sublease created hereby shall simultaneously terminate, unless the PC assumes the obligations under the Master Lease in question and the Lessor consents thereto.

                    (ii) All of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of the sublease (with each reference therein to "Lessor" and "Lessee," to be deemed to refer to the MSO and the PC, respectively) and, along with the provisions of this Section 5.1(b) and Exhibit "A," shall be the complete terms and conditions of the sublease created hereby.

                    (iii) Notwithstanding the foregoing, as between the MSO and the PC, the MSO shall remain responsible for meeting the obligations of "Lessee" under the sections entitled Rent, Additional Rent Adjustment, Insurance on Fixtures, Liability Insurance, Repairs, and Taxes of the Master Lease, all of which obligations shall be considered MSO Expenses hereunder and the PC shall have no monetary obligation in that regard. In addition, as between the MSO and the PC, the MSO shall retain the right to exercise any options to purchase the premises, or other similar rights of ownership or possession, which may be granted under the Master Lease, and the PC shall have no rights in that regard.

                    (iv) In the event this Agreement is terminated according to its terms, this sublease shall also terminate automatically.

                    (v) If the Master Lease contains an option to Renew the terms thereof, the MSO shall notify the PC, at least 30 days prior to the expiration of the time for exercising such option, of the MSO's intention to Renew or not to Renew such term. If the MSO determines not to Renew such term, the MSO shall provide or arrange for the provision of comparable office space
(the "Substitute Orthodontic Office") within a radius of 15 miles of the Orthodontic Office, which Substitute Orthodontic Office shall be subject to the approval of the PC (which approval shall not be unreasonably withheld or delayed). The lease or sublease for such Substitute Orthodontic Office, as applicable, shall be substituted for the lease described on Exhibit A hereto and all references to the "Master Lease" shall thereafter be applicable to the lease or sublease for the Substitute Orthodontic Office for purposes of this Agreement, ab initio.

                    (vi) INTENTIONALLY OMITTED.

5.2 Leasehold Improvements, etc. In accordance with Article 2.2 hereof, the MSO shall provide the PC at the Orthodontic Offices such additional leasehold improvements, fixtures, furniture, furnishings and equipment as may be mutually agreed to with the PC and reflected from time to time on a supplement to
Schedule 2 hereto. The use by the PC of all leasehold improvements, fixtures, furniture, furnishings and equipment provided hereunder shall be subject to the following conditions:

(a) Subject to the terms of the lease, title to all such leasehold improvements, fixtures, furnishings, furniture and equipment shall remain in the MSO and upon termination of this Agreement, the PC shall immediately return and surrender all such leasehold improvements, fixtures, furniture, furnishings and equipment to the MSO in as good condition as when received, normal wear and tear excepted.

(b) Subject to the terms of the lease, the MSO shall be fully and entirely responsible for all repairs and maintenance of all such leasehold improvements, fixtures, furniture, furnishings and equipment; provided, however, that the PC agrees that it will use its best efforts to prevent damage, excessive wear, and breakdown of all such leasehold improvements, fixtures, furniture, furnishings and equipment, and shall advise the MSO of any and all needed repairs and equipment failures.

(c) The obligation of the MSO to provide the leasehold improvements, fixtures, furniture, furnishings and equipment stated herein shall be concurrent and co-extensive with the Term of this Agreement.

5.3.      No Warranty.

(a) THE PC ACKNOWLEDGES THAT THE MSO MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OR ADEQUACY OF ANY LEASEHOLD IMPROVEMENTS, FIXTURES, FURNITURE, FURNISHINGS, EQUIPMENT, INVENTORY OR SUPPLIES PROVIDED OR LEASED OR SUBLEASED PURSUANT TO THIS AGREEMENT FOR THE CONDUCT OF AN ORTHODONTICS PRACTICE OR FOR ANY OTHER PARTICULAR PURPOSE.

(b) Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Practice Providers to select and use fixtures, furniture, furnishings and equipment, inventory and supplies purchased or provided by the MSO in accordance with the provisions of this Agreement insofar as such selection or use constitutes or might constitute the practice of dentistry or orthodontics.

                                   ARTICLE 6
                                  COMPENSATION

As consideration for the performance of all of its duties and obligations as provided in this Agreement, including but not limited to, the costs and expenses associated with furnishing the services, personnel, facilities, leasehold improvements, fixtures, furniture, furnishings, equipment, inventories and supplies provided for herein, the MSO shall receive compensation in the form of monthly management fees (the "Management Fees") based upon a predetermined percentage of the "Practice Revenues", as defined and determined in accordance with the provisions set forth in Schedule 3 attached hereto and incorporated herein by this reference. The MSO's compensation shall include a minimum management fee which shall be paid to the MSO prior to any other disbursal of funds. It is acknowledged by and between the parties hereto that the MSO and/or its affiliates has (have) incurred substantial expenses and future obligations in acquiring the capital stock of the MSO, acquiring or otherwise establishing the Orthodontic Offices, establishing its systems, including fees for consultants and other professionals, interest expense, lease obligations, and costs of furnishing or refurbishing the premises at which the Orthodontic Offices are located. The MSO has also assumed substantial obligations associated with the continuing operation of the Orthodontic Offices, including those of lessee, obligor and guarantor and obligor on loans to establish and operate the Orthodontic Offices. The parties, therefore, having considered various compensation formulae, acknowledge and agree that in order for the MSO to receive a fair and reasonable return for its expenses and obligations, and a fair return for the lease of the premises and equipment and for providing the services contemplated hereunder, that the agreed compensation is not excessive. The PC acknowledges that the compensation arrangement is reasonable under the circumstances noted herein and has executed an Affidavit attesting to this fact which is attached hereto and incorporated herein as Exhibit C. The PC specifically agrees that the MSO may defer actual receipt of its Management Fees and/or advance monies for purposes of managing the PC's cash flow, and the MSO may repay itself, without interest, such advances or pay said deferred Management Fees when it deems appropriate. The advancement of funds to the PC or Dr. Schneekluth shall be subject to the restrictions set forth in Schedule 3B. hereof and the PC and Dr. Schneekluth agree that Schedule 3B. fairly and accurately sets forth the compensation arraignments reached between the parties.

                                   ARTICLE 7
                               SECURITY INTEREST

As assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to this Agreement and any funds advanced by the MSO to or on behalf of the PC pursuant to this Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the PC under this Agreement, the PC hereby pledges, grants, bargains, assigns and transfers to the MSO a security interest, pursuant to the Uniform Commercial Code of the State, in and to all Practice Revenue and accounts receivable of patients of the PC, together with all proceeds thereof (collectively, the "Collateral"), and further agrees not to pledge, assign, transfer or convey any of the Collateral or any proceeds therefrom, without the prior written consent of the MSO, except to affiliates of the MSO. Concurrent with the execution of this Agreement, the PC shall execute the Security Agreement attached hereto as Exhibit D and incorporated herein by this reference in order that the MSO may perfect its interest in the Collateral. The PC expressly agrees to execute any appropriate UCC-1 Financing Statement and UCC-1 Fixture filings, if so requested in writing by the MSO.

                                   ARTICLE 8
                                   COVENANTS

8.1 PC's Covenants. As further consideration for the MSO's performance of the terms and conditions of this Agreement, the PC covenants, represents and warrants as follows (which covenants, representations and warranties shall survive the execution of this Agreement):

(a) The PC shall comply with all Laws and ethical and professional standards applicable to the practice of orthodontics and to cause all of its employees to do the same.

(b) The PC shall provide quality services and shall cause Dr. Schneekluth and the Orthodontists (if any) to serve the orthodontic needs of the patients of the PC. The PC covenants to monitor rigorously utilization and quality of services provided at the Orthodontic Offices and shall take all steps necessary to remedy any and all deficiencies in the efficiency or the quality of orthodontic care provided.

(c) During the Term of this Agreement, the PC shall not, directly or indirectly, own an interest in, operate, join, control, participate in or be connected in any manner with any corporation, partnership, proprietorship, firm, association, person or entity providing orthodontic care in competition with the practice at the Orthodontic Offices, or any other orthodontic practice managed by the MSO, within a radius of 10 miles of the Orthodontic Office or of such other orthodontic practice, without the MSO's prior written consent.

(d) The PC recognizes the proprietary interest of OMEGA in and to its OMEGA Patient Scheduling System and the MSO in its systems for managing the delivery of orthodontic care and all policies, procedures, operating manuals, forms, contracts and other information (collectively, the "MSO Information") regarding such system. The PC acknowledges and agrees that all information relating to the OMEGA Patient Scheduling System and the MSO Information constitutes trade secrets of OMEGA and/or the MSO. The PC hereby waives any and all right, title and interest in and to such trade secrets and agrees to return all copies of such trade secrets and information relating thereto, at its expense, upon termination of this Agreement.

(e) The PC acknowledges and agrees that OMEGA and the MSO are entitled to prevent their respective competitors from obtaining and utilizing their respective trade secrets. The PC agrees to hold OMEGA'S and the MSO's trade secrets in strictest confidence and not to disclose them or allow them to be disclosed directly or indirectly to any person or entity other than persons who are engaged by the PC to perform duties in connection with the PC and who have a need to know such trade secrets in the performance of their duties for the PC, without OMEGA's or the MSO's prior written consent, as the case may be. The PC acknowledges its fiduciary obligations to OMEGA and the MSO and the confidentiality of its relationships with OMEGA and the MSO and of any information relating to the services and business methods of OMEGA and the MSO which it may obtain during the term of this Agreement. The PC shall not, either during the term of this Agreement or at any time after the expiration or sooner termination hereof, disclose to anyone, other than employees or independent contractors of OMEGA and the MSO who use OMEGA's and the MSO's system in the course of the performance of their duties, any confidential or proprietary information or trade secrets obtained by the PC. The PC also agrees to place any persons to whom said information is disclosed for the purpose of performance under legal obligation to treat such information as strictly confidential.

8.2 MSO's Covenants. As further consideration for the PC's performance of the terms and conditions of this Agreement, the MSO covenants, represents and warrants (which covenants, representations and warranties shall survive the execution of this Agreement) that during the Term of this Agreement, the MSO agrees not to establish, develop or open any offices in affiliation with an Orthodontist for the provision of orthodontic services within a 10 mile radius of the Orthodontic Offices, without the express written consent of the PC.

                                   ARTICLE 9
                            INSURANCE AND INDEMNITY

9.1 Insurance to be Maintained by the PC. Throughout the Term of this Agreement, the PC shall maintain in full force and effect comprehensive professional liability insurance with limits of not less than $500,000 per occurrence and $1,000,000 annual aggregate per Dr. Schneekluth and each of the Orthodontists providing services for the PC and a separate limit for the PC. The PC shall be responsible for all liabilities within deductibles and for all liabilities in excess of the limits of such policies. Premiums and deductibles with respect to such policies shall not be MSO Expenses. The PC also agrees to name the MSO and OMEGA as co-insureds and provided for waivers of insurers rights of subrogation in favor of the MSO and OMEGA. The PC agrees to deliver to the MSO and OMEGA a certificate of insurance indicating such coverage. In the event that naming the MSO as an additional insured results in extra cost to the PC, then the MSO shall reimburse the PC for such cost.

9.2 Insurance to be Maintained by the MSO. Throughout the Term of this Agreement, the MSO will use reasonable efforts to provide and maintain, as a MSO Expense, (a) comprehensive professional liability insurance for all professional employees of the MSO with limits as determined reasonable by the MSO; and the MSO shall provide (b) comprehensive general liability and property insurance covering the Orthodontic Office premises and operations. Such insurances shall provide for waivers of insurers rights of subrogation in favor of Dr. Schneekluth and each of the Orthodontists providing services for the PC.

9.3 Tail Insurance Coverage. The PC will cause Dr. Schneekluth and each Orthodontist (if any) providing services to enter into an agreement with the PC that upon termination of Dr. Schneekluth's or such Orthodontist's relationship with the PC, for any reason, tail insurance coverage will be purchased by Dr. Schneekluth or such Orthodontist. Such provisions may be contained in an employment agreement, restrictive covenant agreement or other agreement entered into by the PC and Dr. Schneekluth or the Orthodontist, and the PC hereby covenants with the MSO to enforce such provisions relating to the tail insurance coverage or to provide such coverage at the expense of the PC or Dr.
Schneekluth or each such Orthodontist.

9.4 Additional Insureds. The PC and the MSO agree to use their reasonable efforts to have each other named as an additional insured on the other's respective liability insurance policies and obtain appropriate waivers of insurers rights of subrogation. In the event that naming the MSO as an additional insured results in extra cost to the PC, then the MSO shall reimburse the PC for such cost.

9.5 Indemnification. The PC shall indemnify, hold harmless and defend the MSO and OMEGA and their respective officers, directors, shareholders, employees and representatives, from and against any and all liability, losses, damages, claims, causes of action, expenses judgments, settlements, lawsuits and obligations (including reasonable attorneys' fees), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of orthodontic services or the performance of any intentional acts, negligent acts or omissions by the PC and/or its affiliates, its shareholders, agents, the Practice Providers, its other employees and/or its subcontractors (other than the MSO) during the Term hereof. The MSO shall indemnify, hold harmless and defend the PC, its officers, directors, shareholders and employees, from and against such liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by the MSO and/or its shareholders, agents, employees and/or subcontractors (other than the PC) during the Term hereof.

9.6 Notwithstanding anything to the contrary contained in this Agreement, or any Schedule or Exhibit hereto, in no event shall the MSO or OMEGA or Dr. Schneekluth or the PC or their officers, directors or employees be liable for any form of indirect, special, incidental or consequential damages, whether such damages arise in contract or tort, irrespective of fault, negligence or strict liability.

                                   ARTICLE 10
                                  TERMINATION

10.1     Termination by the PC.

(a)      Termination by the PC. The PC may terminate this Agreement as  follows:

         (1) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the MSO, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the MSO, except for the filing of a petition in involuntary bankruptcy against the MSO which is dismissed within sixty (60) days thereafter, the PC may give written notice of the immediate termination of this Agreement.

         (2) In the event the MSO shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the MSO by the PC, the PC may terminate this Agreement.

Upon  termination  of this  Agreement  by the  Orthodontic  Practice  under this
Section 10.1, the PC shall be entitled to exercise the "Call Option," as defined in and on the terms and conditions set forth in Section 3 of the Stock Put/Call Option and Successor Designation Agreement and recover such direct damages actually incurred by Dr. Schneekluth as a result of such termination.

10.2     Termination by MSO.  MSO may terminate this Agreement as follows:

(a) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the PC or any shareholders thereof, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by the PC or any shareholders thereof, except for the filing of a petition in involuntary bankruptcy against the PC or any shareholder thereof which is dismissed within sixty (60) days thereafter, MSO may give written notice of the immediate termination of this Agreement; or

(b) In the event the PC fails to perform orthodontic services on a full-time basis consistent with its pattern of practice in the immediately preceding calendar year (other than as a result of the death or disability of Dr. Schneekluth) and such default shall continue for a period of sixty (60) days after written notice thereof has been given to the PC by the MSO, the MSO may terminate this Agreement; or

(c) In the event the PC shall materially default in the performance of any other duty or obligation imposed upon it by this Agreement, and such default shall continue for a period of ninety (90) days after written notice thereof has been given to the PC by the MSO, the MSO may terminate this Agreement; or

(d) In the event Dr. Schneekluth or any Orthodontist breaches or defaults under his or her Employment Agreement and the PC does not cause Dr. Schneekluth or such Orthodontist to cure such breach or default within any applicable grace period therefor but not less than sixty (60) days, the MSO may give written notice of the immediate termination of this Agreement; or

(e) In the event the PC fails for three consecutive months to make repayments to the MSO of any amounts due as a result of advances made by the MSO to the PC or Dr. Schneekluth; or

(f) In the event that for a period of six consecutive months the Gross Revenues of the Garden Grove practice decrease by more than twenty percent (20%) from the original Gross Revenues for six months of the practice when first acquired from Dr. Levin in August, 1998.

Upon termination of this Agreement by the MSO under this Section 10.2 or upon expiration of the Term of this Agreement, the MSO and OMEGA shall have the option to either (1) exercise the "Put Option" and/or the "Successor Designation Option," as defined in and on the terms and subject to the conditions set forth in Sections 2 and 5, respectively, of the Stock Put/Call Option and Designation Agreement or (2) Omega may terminate this Agreement by paying to the PC the sum of $1,000 and Omega may then bring in a replacement to take over the practice or
(3) in the event of (e) and (f) above, OMEGA may, at its option, remove the PC and Dr. Schneekluth from the Garden Grove practice by paying to the PC the sum of $500 and replace the PC and Dr. Schneekluth with another orthodontist. If this Agreement is terminated by the MSO or Omega, Dr. Schneekluth shall be bound by the terms of the non-compete agreement attached as Exhibit C to the Stock Put/Call Agreement. In addition, upon any termination of this Agreement or upon expiration of the Term of this Agreement, the MSO shall be entitled to receive the Management Fees collected to the effective date of such termination or expiration, the amounts of any loans or advances and, if applicable, such other sums accrued or related to occurrences arising at or prior to the date of termination and recover such direct damages actually incurred by OMEGA or the MSO as a result of such termination.

                                   ARTICLE 11
                    AUTHORIZED AGENT AND POWERS OF ATTORNEY

The PC hereby designates the MSO (and its designees) its authorized agent and lawful attorney-in-fact for purposes of depositing payments, paying accounts payables, signing checks, negotiating and signing contracts for services or goods, securing loans or incurring obligations on behalf of the PC; provided, however, that all contracts or fees set for services on behalf of the PC will be subject to final approval and acceptance by the PC. Additionally, the PC hereby irrevocably appoints the MSO (and its designees) its authorized agent and lawful attorney-in-fact to collect all bills and accounts receivable for professional fees, charges and other amounts and authorizes the MSO through its designees to take possession of all checks, money orders and similar instruments received as payment of receivables to be deposited into the PC Account. The PC hereby irrevocably appoints the MSO as the PC's attorney-in-fact, with full power and authority in the place and stead of the PC, in the MSO's discretion, to endorse in the name of the PC any checks, payments, notes, insurance payments and money orders, to withdraw funds for payments of expenses, including Management Fees and other sums payable to the MSO, to open and close the PC Account and other bank accounts, to take any action and to execute any other instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The powers of attorney granted herein are coupled with an interest and are irrevocable. Third parties and entities and persons not a party to this Agreement are entitled to rely on the foregoing attorneys-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the PC under or by virtue of this Agreement. Notwithstanding the foregoing powers of attorney, the PC shall at any time, on the request of the MSO, sign financing statements, security agreements or other agreements necessary or advisable to accomplish the purpose of this Agreement. Upon the PC's failure to sign said financing statements, security agreements or other agreements, the MSO is authorized as the agent of the PC to sign any such instruments. The PC may review all deposits and expenses upon request.

                                   ARTICLE 12
                      INDEPENDENT CONTRACTOR RELATIONSHIP

Neither the PC nor its employees shall have any claim under this Agreement or otherwise against the MSO for worker's compensation, unemployment compensation, sick leave, vacation pay, retirement benefits, Social Security benefits, or any other employee benefits, all of which shall be the sole responsibility of the PC. Since neither the PC nor its employees are employees of the MSO, the MSO shall not withhold on behalf of the PC unemployment insurance, Social Security, or otherwise pursuant to any law or requirement of any governmental agency, and all such withholding, if any is required, shall be the sole responsibility of the PC.

                                   ARTICLE 13
                                 MISCELLANEOUS

13.1 Access to Records. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

13.2 Patient Records. Upon termination of this Agreement, the PC shall retain all patient dental records maintained by the PC or the MSO in the name of the PC. During the term of this Agreement, and thereafter, the PC or its designee shall have reasonable access during normal business hours to the PC's and the MSO's records, including, but not limited to, records of collections, expenses and disbursements as kept by the MSO in performing the MSO's obligations under this Agreement, and the PC may copy any or all such records.

13.3 The PC's Control Over the Orthodontic Practice. Notwithstanding the authority granted to the MSO herein, the MSO and the PC agree that the PC, personally or through Dr. Schneekluth or any of its Orthodontists (if any) and other Practice Providers, shall have complete control and supervision over the professional aspects of the PC's practice, as well as the provision of all professional services, including, without limitation, the selection of a course of treatment for a patient, the procedures or materials to be used as a part of such course of treatment, and the manner in which such course of treatment is carried out by the PC. The PC shall have sole authority to direct the business, professional, and ethical aspects of the PC. The MSO shall have no authority, directly or indirectly, to perform, and shall not perform, any orthodontic function, or to influence or otherwise interfere with the exercise of the PC's professional judgment. The MSO may, however, advise the PC as to the relationship between its performance of orthodontic functions and the overall administrative and business functioning of the PC.

                                   ARTICLE 14
                               DISPUTE RESOLUTION

14.1 Dispute Resolution.

(a) If during the term of this Agreement a dispute arises between the parties, or one party perceives the other as acting unfairly or unreasonably, or a question of interpretation arises hereunder, then the parties' shall promptly confer and exert their best efforts in good faith to reach a reasonable and equitable resolution of the issue.

If resolution cannot be reached by the parties within thirty (30) days as set forth above, then any controversy or claim arising out of this Agreement of an aggregate amount less than $250,000 not resolved pursuant to the above shall be settled by arbitration under the rules or the American Arbitration Association's Rules. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration decision awarding an amount less than $250,000 shall be final and binding upon the parties. Amount awarded in excess of $250,000 shall be appealable to a court in accordance with
Article 15.9 hereof. Any arbitration proceeding shall be filed in the office of the American Arbitration Association located in Los Angeles, California and conducted in Los Angeles, California. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator, shall be bound by the terms and conditions of this Agreement and shall not have the authority to award multiple, punitive or consequential damages under any circumstances.

For claims exceeding $250,000, either Party may, at its option, elect to have any dispute adjudicated by either arbitration in accordance with Article 15.9 hereof.

14.2 Waiver of Jury. With respect to any dispute arising under or in connection with this Agreement or any related agreement, as to which legal action nevertheless occurs, each party hereby irrevocably waives all rights it may have to demand a jury trial. This waiver is knowingly, intentionally and voluntarily made by the parties and each party acknowledges that no person acting on behalf of the other party has made any representation of fact to induce this waiver of trial by jury or in any way modified or nullified its effect. The parties each further acknowledge that it has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Each party further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

                                   ARTICLE 15
                               GENERAL PROVISIONS

15.1 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram or facsimile transmission) addressed as provided below and if either
(a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested, or sent by reputable overnight courier:

         If to Dr. Schneekluth, to:

Clark E. Schneekluth, D.D.S.
511 Warner Avenue, Suite 104
Huntington Beach, California 92649

If to the OMEGA, to:

Omega Orthodontics, Inc.
3621 Silver Spur Lane
Acton, California  93510
Attn:   Robert Schulhof

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

15.2     INTENTIONALLY OMITTED.

15.3 Contract Modifications for Prospective Legal Events. In the event any state or federal Laws, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel for both parties in such a manner as to indicate that the management structure of this Agreement may be in violation of such Laws, the PC and the MSO shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the PC and the MSO. Neither party shall be deemed to be in breach of this agreement by reason of a violation of such Laws as described above unless such party had actual knowledge of such violation as of the effective date of this Agreement.

15.4 Exclusive Remedies. The remedies specified in this Agreement are the exclusive remedies for liabilities of the parties arising under this Agreement. The limitations on liability, releases from liability, and waiver and indemnity provisions expressed in this Agreement shall apply to the full extent permitted by law, even in the event of a parties' fault, negligence (in whole or in part), strict liability, or other basis of liability, and whether liability is founded in contract, tort, or otherwise, and shall extend to the parties and its affiliated companies and its and their shareholders, directors, officers, employees, agents, subcontractors, and suppliers.

15.5 No Obligation to Third Parties. None of the obligations and duties of the MSO or the PC under this Agreement shall in any way or in any manner be deemed to create any obligation of the MSO or of the PC to, or any rights in, any person or entity not a party to this Agreement other than OMEGA which shall be deemed a party for limited purposes as set forth in this Agreement.

15.6 Entire  Agreement.  This  Agreement  including  the  Schedules and Exhibits hereto, together with the Stock Put/Call Option and Successor Designation Agreement of even date herewith and the Employment Agreement(s) (including the related non-competition agreements or covenants), constitutes the entire agreement between the parties concerning this subject matter, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties concerning the contents hereof. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by all of the parties hereto, except as otherwise provided herein. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

15.7 Assignment. The rights and the duties of the parties under this Agreement may not be assigned or transferred without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld; provided, however, that the MSO shall be permitted to assign its rights and obligations hereunder without the consent of the PC or Dr. Schneekluth to any person, firm or corporation controlled by the MSO, controlling the MSO or under common control with the MSO or to any financing institutions as may be required by such financing institutions or required by the terms of credit agreements which may be entered into from time to time by Omega for the obtaining of additional financing for Omega.

15.8 Attorneys' Fees. If any mediation or arbitration or other legal action or proceeding is brought to enforce this Agreement, because of any alleged breach hereof, or for a declaration of any rights and obligations hereunder, the prevailing party in such mediation or arbitration, action or proceeding shall be entitled to recover its costs incurred therein, including but reasonable attorneys' fees, in addition to any other relief to which it may be entitled, all as determined and warded by the parties in such mediation or by the arbitrator or court as part of its judgment or decision therein, as the case may be.

15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its conflict of laws rules. The parties agree to submit to the jurisdiction of any state or federal court located in Los Angeles, California. The parties acknowledge that the MSO is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of dentistry or orthodontics. To the extent any act or service required of the MSO in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of dentistry or orthodontics, the performance of said act or service by the MSO shall be deemed waived and forever unenforceable and the provisions of Section 15.14 shall be applicable.

15.10 Events Excusing Performance. Neither party shall be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies or other events over which that party has no control for so long as such events continue, and for a reasonable period of time thereafter.

15.11 Compliance with Applicable Laws. Both parties shall comply with all applicable Laws and restrictions imposed thereunder in the conduct of their obligations under this Agreement.

15.12 Language Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

15.13 Amendments. This Agreement may be amended only by the written consent of both parties.

15.14 Severability. In the event any provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, (i) the parties shall amend this Agreement in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court, and (ii) the remaining provisions of this Agreement shall continue in full force and effect in order to carry out the intent and essential business purposes of this Agreement as closely possible within the requirements of applicable provisions of Law as determined by such a court.

15.15 No Waiver. The waiver by either party to this Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement.

15.16 Captions. Captions to paragraphs in this Agreement are for ease of reference, and shall not be considered an interpretation of the paragraph.

15.17 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

         PC:

         Clark E.  Schneekluth, D.D.S., M.S., Inc.



         By:_______________________________
         Name: Clark E..  Schneekluth, D.D.S.
         Title:   President


         MSO:

         OMEGA ORTHODONTICS OF WOODLAND HILLS, INC.



         By:_______________________________
         Name:  Robert J. Schulhof
         Title: President


         OMEGA:
         OMEGA ORTHODONTICS, INC.



         By:_______________________________
         Name:  Robert J. Schulhof
         Title: President

                                   SCHEDULE 1

                               THE ORTHODONTISTS

Name and Address

Clark E. Schneekluth, D.D.S.
511 Warner Avenue, Suite 104
Huntington Beach, California 92649

                                   SCHEDULE 2

                        ORTHODONTIC OFFICES AND SERVICES

The office space and related leasehold improvements which the MSO will provide to the PC pursuant to Section 2.2 of the Management Services Agreement to which this Schedule 2 is attached are located at 511 Warner Avenue, Suite 104,
Huntington Beach, California 92649 ("Huntington Beach") and 5251 and 5253 Lampson Ave., Garden Grove, California ("Garden Grove"). The related fixtures, furniture, furnishings and equipment are set forth on the attached asset list. The services to be provided by the MSO to the PC in relation to the Orthodontic Offices are the repair, maintenance and replacement of the Orthodontic Offices, including such leasehold improvements, fixtures, furniture, furnishings and equipment, except for repairs, maintenance and replacement necessitated by the negligence of the PC, its employees and agents (not including the MSO or its employees or agents). The MSO shall also provide telephone, facsimile transmission, printing, duplicating and transcribing services as needed, as well as all laundry, linen and uniforms.

                                   SCHEDULE 3

                         COMPENSATION & MANAGEMENT FEES

A. The MSO shall receive, as compensation for the performance of all of its obligations and duties contained in the Agreement, (a) during the Term of this Agreement, monthly Management Fees in an amount equal to Sixty Seven and One Half Percent (67.5%) of the Practice Revenues, plus (b) during the first twenty four (24) months of this Agreement only, a additional amount representing a start up fee of five (5%) percent of the Practice Revenues ("Start Up Fee"), commencing on the effective date of this Agreement. The PC shall be entitled to Twenty Seven and One Half Percent (32.5%) of such monthly Practice Revenues, less the start up fee during the first twenty four (24) months of this Agreement.

Notwithstanding anything in this Agreement or any other document to the contrary, in no event shall the MSO during the first two years of this Agreement receive less than One Hundred Six Thousand Seven Hundred Sixteen Dollars ($106,716) per year [Eight Thousand Eight Hundred Ninety Three Dollars ($8893) per month] in Management Fees ("Minimum Management Fee") (including the Start Up Fee during the first twenty four (24) months of this Agreement) annually and such Minimum Management Fee shall be disbursed prior to disbursement of any other funds. At the end of the initial two years of this Agreement such Minimum Management Fee shall decrease to Eighty Thousand Thirty Three Dollars ($80,030) per year [Six Thousand Six Hundred Sixty Nine Dollars ($6669) per month] for the remaining term of this Agreement.

Each financial quarter during the Term, the MSO shall provide the PC with an unaudited internal accounting of the MSO Expenses actually incurred for such quarter, prepared in accordance with the accrual method of accounting. If the MSO Expenses as reflected in such accounting as having been paid by the MSO are less than Sixty (60%) percent of the Practice Revenues for such financial quarter, Sixty (60%) percent of such difference shall be returned by the MSO to the PC as a profit incentive rebate (the "Rebate"). Commencing only after the first quarter in which the PC is entitled to a Rebate, if such MSO Expenses are more than sixty (60%) percent of the Practice Revenues for such financial quarter, fifty (50%) percent of such excess will be charged to the PC and set off against payments due to the PC hereunder. If the Agreement to which this
Schedule 3 is attached is terminated or expires, the foregoing Management Fees (including any start up management fees) shall be payable to the MSO based on all Practice Revenue collected as of the date of termination or expiration.

Payment to the MSO shall be made in monthly installments based on the Practice Revenues realized by the MSO for services rendered hereunder. The MSO shall distribute the proceeds in equal amounts from the PC Account and allocate the proceeds between the MSO and the PC as described above, on or before the 15th day of the succeeding month. In the event the 15th day falls on a weekend or holiday, then said distribution shall be made on the next business day. The parties hereto may agree to handle such matters in a different manner.

For purposes of this Agreement, "Practice Revenues" shall mean gross collections of all revenues generated by or on behalf of the PC (whether through subsidiaries or affiliates), including, but not limited to, all fees and charges collected as a result of professional orthodontic services furnished to patients by the PC and for any other goods or services sold or provided to such patients.

B. Dr. Schneekluth and the PC acknowledge, pursuant to a separate agreement of even date herewith and in this Agreement that they have, as of the date of the execution of this been loaned by OMEGA cash advances against the PC's earning for the Huntington Beach practice totaling $84,078. As of the date of execution of this Agreement, a net amount of $48,490 is owed to OMEGA as a result of offsets made against the $84,078 during year preceding the effective date of this Agreement. The parties agree that if after payment of all MSO expenses and payment of the Minimum Management Fees stated above, the gross, combined, income to the PC from both the Huntington Beach practice and the Garden Grove practice equal less than $10,000 per month, than the MSO and OMEGA shall advance to the PC, on the terms stated in A. above, such sum as to bring the PC's gross income up to $10,000.

Notwithstanding anything in this Agreement to the contrary, in no event shall OMEGA or the MSO be obligated to loan to the PC or Dr. Schneekluth more than $26,510 or any amounts which would make the total outstanding indebtedness of Dr. Schneekluth or the PC to the MSO or OMEGA greater than $75,000 including the $48,490 already owing to OMEGA and the MSO.

                                   EXHIBIT A

                      ORTHODONTIC OFFICES - MASTER LEASES

                                   EXHIBIT B

                               PRACTICE PROVIDERS

Clark E. Schneekluth, D.D.S.
511 Warner Avenue, Suite 104
Huntington Beach, California 92649

                                   EXHIBIT C

                                 PC'S AFFIDAVIT

                                   AFFIDAVIT

     I, Clark E. Schneekluth, D.D.S., declare:

     I am an Orthodontist, duly licensed in the State of California and I practice through a professional corporation under the name Clark E. Schneekluth, D.D.S., M.S., Inc. (the "PC").

     I have had substantial experience in the practice of orthodontics and in managing and operating an orthodontic office.

     In the course of operating orthodontic offices, I have acquired significant knowledge as to the overhead costs incurred and gross receipts generated by similar types of orthodontic offices. Further, I am fully aware of the non-orthodontic, operational, accounting, billing, financing, management and personnel requirements of an orthodontic office and the cost factors involved in providing such management, personnel, accounting, billing, financing and operation.

     I have thoroughly reviewed the Management Services Agreement (the "Agreement"), which is effective as of August ___, 1998, between the PC and Omega Orthodontics of Woodland Hills, Inc. (the "MSO") concerning the duties, responsibilities and obligations undertaken by the MSO in managing and operating all non-orthodontic aspects of the Orthodontic Office as contemplated by the Agreement.

     I have reviewed the prior operating financial statements of the orthodontic office located at 511 Warner Avenue, Suite 104, Huntington Beach, California 92649 ("Huntington Beach") and 5251 and 5253 Lampson Ave., Garden Grove, California ("Garden Grove") and an operating budget and estimated income of the orthodontic offices, which, in my opinion, can reasonably be expected from the operation of said office.

     In my opinion, based upon my experience, the Management Fees of Sixty Seven and One Half Percent (67.5%) of "Practice Revenues" to be charged by the MSO as contemplated by the Agreement, but not less than One Hundred Six Thousand Seven Hundred Sixteen Dollars $106,716 a year (plus the monthly start up management fee of 5% payable during each of the twenty four months of the Agreement), will afford it a reasonable but not excessive return for its services rendered and obligations incurred. In addition, the Twenty Seven and One Half Percent (27.5%) of "Practice Revenues" (the 5% start up management fees only due during the first twenty four (24) months of this Agreement) retained by the PC will provide reasonable earnings for the performance of orthodontic services.

I declare under penalty of perjury that the foregoing statement is true and correct to the best of my knowledge and belief.

         Executed at Los Angeles, California this ____  day of ________ 1998.


                                     ---------------------------
                                     Clark E. Schneekluth, D.D.S.

                               STATE OF CALIFORNIA

___________________, ss.                                      August ___, 1998


     Then personally appeared the above-named Clark E. Schneekluth, D.D.S. and acknowledged the foregoing Affidavit to be his free act and deed.


[SEAL]                                         ____________________________
                                                              Notary Public
                                               My Commission Expires:

                                   EXHIBIT D

                               SECURITY AGREEMENT

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT is effective as of the 1st day of August __ 1998, by Clark E. Schneekluth, D.D.S., M.S., Inc., an California corporation (the "PC"), and Clark E. Schneekluth, D.D.S. ("Dr. Schneekluth") who is duly licensed to practice orthodontics in the State and Omega Orthodontics of Woodland Hills, Inc., a Delaware corporation (the "MSO") with reference to the following facts:

WHEREAS, pursuant to a Management Services Agreement (the "Agreement"), dated as of the date hereof, between the PC and the MSO, as assurance and collateral security for the payment of the monthly Management Fees owed to the MSO pursuant to the Agreement and any funds advanced by the MSO to or on behalf of the PC pursuant to the Agreement and for the faithful and timely performance of all the covenants and conditions to be performed by the PC under the Agreement
(collectively, the "Obligations") the PC agreed to pledge, grant, bargain, assign and transfer to the MSO a security interest, pursuant to the Uniform
Commercial Code of the State, in and to all Practice Revenue and the accounts receivable of patients of the PC, together with all proceeds thereof (collectively, the "Collateral");

WHEREAS, the PC is obligated as a condition to the MSO's performance under the Agreement to execute and deliver this Security Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Grant of Security Interest. As and for collateral security for payment by the PC of the Obligations and any and all amounts payable under this Security
Agreement (collectively, the "Secured Obligations"), the PC hereby pledges, grants, bargains, assigns and transfers to the MSO, and grants to the MSO a security interest in, the Collateral. Dr. Schneekluth shall cause the PC to perform fully and on a timely basis all of the PC's obligations under this Security Agreement. The MSO may at its option file a financing statement (Form UCC-1) in order to perfect its security interest hereunder.

2. Representations and Warranties. The PC represents and warrants all of the accounts receivable constituting a portion of the Collateral of the PC pledged to the MSO are and will be validly created obligations of each of the obligors who incurred same for services actually rendered in the ordinary course of business of the PC. Further, the PC represents and warrants that the Collateral is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person.

3. Release of Security Interest. Upon the termination of the Agreement and payment in full of the accrued Management Fees thereunder and any and all other Secured Obligations, the MSO shall release its security interest hereunder, and will deliver to the PC any property forming part of the Collateral delivered to the MSO and then held by the MSO hereunder.

4. Realization of Collateral. The MSO shall have, with respect to the Collateral, the rights and obligations of a secured party under the Uniform Commercial Code as adopted in the state of California (the "State"). Such rights shall include, without limitation, the following:

     A. The right, upon default, to have the Collateral, or any part thereof, transferred to its own name or to the name of its nominee;

     B. The right, upon default, to sell, assign or deliver as much of the Collateral as is reasonably necessary to repay the defaulted indebtedness (together with expenses attendant upon such sale and repayment), at public or private sale, as the MSO may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement (unless otherwise required by law).

     C. The PC hereby irrevocably authorizes the MSO to sign and file financing statements naming the PC as the debtor and the MSO as the secured party, at any time with respect to any Collateral, without the signature of the PC. The PC hereby irrevocably appoints the MSO as the PC's attorney-in-fact, with full authority in the place and stead of the PC and in the name of the PC, from time to time in the MSO's discretion, to take any action and to execute any instrument which the MSO may deem necessary or advisable to accomplish the purposes hereof. The attorney-in-fact granted herein is coupled with an interest and is irrevocable. Third parties and entities and persons not a party to this Security Agreement are entitled to rely on this attorney-in-fact and an affidavit of the MSO attesting thereto. The acceptance of this appointment by the MSO shall not obligate it to perform any duty or covenant required to be performed by the PC under or by virtue of the Collateral. Notwithstanding the foregoing power of attorney, the PC shall at any time on the request of the MSO, sign Financing Statements, security agreements or other agreements with respect to any Collateral. Upon the PC's failure to sign said Financing Statements, security agreements or other agreements, the MSO is authorized as the agent of the PC to sign any such instruments. Upon the request of the MSO, the PC agrees to pay all filing fees and to reimburse the MSO on demand for all costs and expenses of any kind (including, without limitation, legal fees) incurred in any way in connection with the Collateral.

5. Purchase of Collateral. At any such private or public sale of the Collateral or part thereof, the MSO may purchase and pay for the same by cancellation of such portion of the Obligations, equal to the purchase price and free of any right of redemption on the part of the PC. The MSO agrees, however, that the PC shall have all rights, including rights of notice, provided by the Uniform Commercial Code as adopted in the State. In any case where notice is required, five days' notice shall be deemed reasonable notice. In the event of any sale hereunder, the MSO shall apply the proceeds in the order set forth below in Paragraph 6 hereof. The MSO may have resort to the Collateral or any portion thereof with no requirements on the part of the MSO to proceed first against any other person or property.

6. Application of Collateral. Proceeds from the sale of the Collateral or any part thereof shall be applied by the MSO in the following order:

     A. To the payment of the costs and expenses of collection incurred by the MSO, including, without limitation, attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the MSO in connection therewith;

     B. To the payment of the whole amount then owing and unpaid for advances and/or Management Fees;

     C. To the payment in full of all other Obligations of the PC under the Agreement; and

     D. To the payment to the PC of any surplus then remaining from such proceeds.

7. Extension of Agreement. No Renewal or extension of the Agreement, no release or surrender of any Collateral given as security in connection therewith, and no delay in enforcement thereof or in exercising any right or power with respect thereto or hereunder shall affect the rights of the MSO with respect to the Collateral or any part thereof.

8. Notices. Any notice to be given pursuant to this Agreement shall be deemed effective the same day when such notice is given personally, or by telegram, or electronic transmission to the President of the party to whom notice is being given. Notice by mail shall be deemed effective three days after deposit in the United States mail, and properly addressed with postage prepaid.

                  Notices to the MSO shall be given at:

                  Omega Orthodontics of Woodland Hills, Inc.
                  c/o Omega Orthodontics, Inc.
                  3621 Silver Spur Lane
                  Acton, CA 93510
                  Attn: Robert Schulhof

or other such addresses as may be delivered by the MSO to the PC from time to time in writing.

                  Notices to the PC shall be given at:

                  Clark E. Schneekluth, D.D.S.
                  511 Warner Avenue, Suite 104
                  Huntington Beach, California 92649

or other such addresses as may be delivered by the PC to the MSO from time to time in writing.

9. Waiver. The waiver by either party to this Security Agreement of any one or more defaults, if any, on the part of the other party, shall not be construed to operate as a waiver of the other or future defaults under this Agreement. This Security Agreement may be amended or modified only by the written consent of both parties.

10. Additional Documents. The PC agrees that it will duly execute and deliver to the MSO any additional documents which may be reasonably necessary to give effect fully to the security interest granted to the MSO hereunder, including, without limitation, a financing statement on Form UCC-1.

11. Benefit. This Security Agreement shall inure to the benefit of and shall be binding upon the respective heirs, successors and assigns of the parties hereto.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

13. Defined Terms. Capitalized terms used in this Security Agreement which are not defined herein but which are defined in the Agreement, shall have the respective meanings ascribed therein.

14. Counterparts. This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.

PC:                                               MSO:

Clark E.  Schneekluth, D.D.S., M.S., INC.         OMEGA ORTHODONTICS OF
                                                  WOODLAND HILLS, INC.


By:____________________________                   By:_______________________
Name: Clark E.  Schneekluth, D.D.S.                  Name:  Robert J. Schulhof
Title:  President                                    Title:  President


DR. SCHNEEKLUTH


____________________________
Clark E. Schneekluth, D.D.S.